Exhibit 99.1

2021 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2021

Nuance Announces Fourth Quarter and Fiscal Year 2021 Results

BURLINGTON, Mass., November 18, 2021 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its fourth quarter and fiscal year ended September 30, 2021:

•GAAP revenue of $333.1 million and GAAP earnings per diluted share of $(0.03).
•Non-GAAP revenue of $333.1 million and non-GAAP earnings per diluted share of $0.09.

“We wrapped up our fiscal year with a solid performance in Q4 2021, executing on our key strategic objectives in both our Healthcare and Enterprise divisions," said Mark Benjamin, Chief Executive Officer at Nuance. "In Healthcare, we continue to drive cloud ARR growth, seeing particularly strong growth from our Dragon Medical and DAX solutions. This full year ARR growth led, in part, to our full year Healthcare revenue growth of 12% year-over-year, as we continued shifting towards cloud-based offerings across our Healthcare portfolio. In Enterprise, our Security & Biometrics and Digital Engagement solutions saw continued adoption throughout the year, helping to drive full year growth of 1% compared to 2020. This increase marks the sixth consecutive year of organic growth for the Enterprise division."

On March 1, 2021, we completed the sale of our medical transcription and electronic healthcare record implementation businesses. Accordingly, for all periods presented, the businesses' results of operations have been included within discontinued operations in our condensed consolidated financial statements. All commentary is provided on a continuing operations basis. A reconciliation of continuing and discontinued operations to total operations is provided in the accompanying tables.

Q4 2021 Performance Summary
Q4 2021 results for continuing operations include:
•GAAP and Non-GAAP revenue of $333.1 million, compared to $307.7 million in the same period last year.
•GAAP operating income of $6.5 million, compared to an operating loss of $0.5 million in the same period last year.
•Non-GAAP operating income of $42.7 million, compared to $59.0 million in the same period last year.
•GAAP operating margin of 1.9%, compared to (0.1)% in the same period last year.
•Non-GAAP operating margin of 12.8%, compared to 19.2% in the same period last year.
•GAAP net loss of $10.8 million, compared to a net loss of $32.4 million in the same period last year.
•Non-GAAP net income of $28.8 million, compared to $42.1 million in the same period last year.
•GAAP EPS of $(0.03), compared to $(0.11) in the same period last year.
•Non-GAAP EPS of $0.09, compared to $0.14 in the same period last year.
•Operating cash flows from continuing operations was $50.9 million, compared to $62.4 million in the same period last year.

Proposed Merger with Microsoft
On April 11, 2021, Nuance entered into an Agreement and Plan of Merger with Microsoft Corporation. Subject to the terms and conditions of the Merger Agreement, Microsoft, through a wholly-owned subsidiary, has agreed to acquire all of the outstanding shares of Nuance common stock for $56.00 per share in an all-cash transaction. As a result of the Merger, Nuance will cease to be a publicly traded company. The acquisition has been approved by Nuance's

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2021

shareholders, and we expect it to close by the end of the first quarter or early in the second quarter of fiscal year 2022, subject to the satisfaction of certain regulatory approvals and other customary closing conditions. For additional information related to the Merger Agreement, please refer to the definitive proxy statement previously filed with the SEC and other relevant materials in connection with the transaction that we will file with the SEC and that will contain important information about Nuance and the Merger.

Please refer to the “Discussion of Non-GAAP Financial Measures,” and “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the Company’s use of non-GAAP financial measures.

Conference Call and Prepared Remarks
Given the pending transaction with Microsoft, Nuance will not be hosting a conference call, issuing Prepared Remarks, or providing financial guidance in conjunction with its fourth quarter and fiscal year 2021 earnings release.

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a technology pioneer with market leadership in conversational AI and ambient intelligence. A full-service partner trusted by 77 percent of U.S. hospitals and 85 percent of the Fortune 100 across the globe, we create intuitive solutions that amplify people’s ability to help others.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward- looking statements, including but not limited to: potential disruptions to our business caused by the proposed acquisition of us by Microsoft, our ability to complete the proposed acquisition of us by Microsoft in a timely manner or at all, the impact of the COVID-19 pandemic, the effects of competition, including pricing pressure, and changing business models in the markets and industries in which we operate; fluctuations in demand for our existing and future products; changes to economic, political, and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; our ability to control and successfully manage our expenses and cash position; cybersecurity and data privacy incidents or breaches, and related remediation and investigation; our ability to comply with applicable domestic and international laws and policies; fluctuating currency rates; possible quality issues in our products and technologies; our ability to realize anticipated synergies from acquired businesses, to cut stranded costs related to divested businesses, and to capture the expected value from strategic transactions; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures
We believe that providing non-GAAP ("Generally Accepted Accounting Principles") information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors not only to better understand our financial performance, but also to evaluate the efficacy of the methodology and information used by management to

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2021

evaluate and measure such performance. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations, we mean the ongoing results of the business excluding certain unplanned costs.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended September 30, 2021 and 2020, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Restructuring and other costs, net.
Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other charges include gains or losses on the sale or disposition of certain non-strategic assets or product lines and expenses related to the acquisition of Nuance by Microsoft, offset by insurance recoveries.

Acquisition-related costs, net.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2021

In recent years, we have completed a number of acquisitions, which result in operating expenses, that would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:
(i)    Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third parties.
(ii)    Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.
(iii)    Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:
(i)Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2021

stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by our stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii)Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.
We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net, and losses from the extinguishment and redemption of our convertible debt. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation programs, and implementation of the new revenue recognition standard (ASC 606) are also excluded.

Non-GAAP Operating Income
Our non-GAAP operating income includes acquisition-related revenue adjustments but excludes non-GAAP expenses such as stock compensation, amortization of intangible assets, restructuring and other costs, net, acquisition-related costs, net, and certain other expenses that result from unplanned events outside the ordinary course of continuing operations.

Non-GAAP income tax provision.
Our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Contact Information
For Investors
Michael Maguire
Nuance Communications, Inc.
Tel: 781-565-4855
Email: michael.maguire@nuance.com

For Press
Nancy Scott
Nuance Communications, Inc.
Tel: 781-565-4130
Email: nancy.scott@nuance.com

Financial Tables Follow

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2021

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Hosting and professional services	$210,282	$189,572	$812,314	$731,195
Product and licensing	61,240	52,624	299,368	295,908
Maintenance and support	61,545	65,543	250,697	256,689
Total revenues	333,067	307,739	1,362,379	1,283,792
Cost of revenues:
Hosting and professional services	121,646	102,959	445,148	401,003
Product and licensing	6,320	7,907	34,189	61,209
Maintenance and support	7,433	8,002	29,958	31,215
Amortization of intangible assets	5,247	8,073	19,696	27,577
Total cost of revenues	140,646	126,941	528,991	521,004
Gross profit	192,421	180,798	833,388	762,788
Operating expenses:
Research and development	69,548	55,300	249,200	219,917
Sales and marketing	85,731	70,580	294,538	270,229
General and administrative	14,021	41,924	127,318	155,880
Amortization of intangible assets	7,638	11,391	39,636	37,664
Acquisition-related costs, net	1,041	(721)	3,734	2,935
Restructuring and other charges, net	7,951	2,783	36,243	17,513
Total operating expenses	185,930	181,257	750,669	704,138
Income (loss) from operations	6,491	(459)	82,719	58,650
Other expenses, net	(14,580)	(22,646)	(94,683)	(102,558)
Loss before income taxes	(8,089)	(23,105)	(11,964)	(43,908)
Provision (benefit) for income taxes	2,704	9,337	5,408	(30,868)
Net loss from continuing operations	(10,793)	(32,442)	(17,372)	(13,040)
Net (loss) income from discontinued operations	(927)	8,497	(9,354)	34,436
Net (loss) income	$(11,720)	$(23,945)	$(26,726)	$21,396

Net (loss) income per common share - basic:
Continuing operations	$(0.03)	$(0.11)	$(0.06)	$(0.05)
Discontinued operations	(0.01)	0.03	(0.03)	0.13
Total net (loss) income per basic common share	$(0.04)	$(0.08)	$(0.09)	$0.08

Net (loss) income per common share - diluted:
Continuing operations	$(0.03)	$(0.11)	$(0.06)	$(0.05)
Discontinued operations	(0.01)	0.03	(0.03)	0.13
Total net (loss) income per diluted common share	$(0.04)	$(0.08)	$(0.09)	$0.08

Weighted average common shares outstanding:
Basic	314,658	282,556	294,589	282,644
Diluted	314,658	282,556	294,589	282,644

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2021

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2021	September 30, 2020

ASSETS
Current assets:
Cash and cash equivalents	$187,307	$301,233
Marketable securities	22,168	71,114
Accounts receivable, net	162,292	175,583
Prepaid expenses and other current assets	231,778	152,563
Current assets of discontinued operations	—	35,492
Total current assets	603,545	735,985

Land, building and equipment, net	146,660	137,299
Goodwill	2,155,270	2,120,495
Intangible assets, net	128,331	167,270
Right-of-use assets	82,666	104,839
Deferred tax assets	45,927	47,818
Other assets	224,254	200,596
Long-term assets of discontinued operations	—	79,030
Total assets	$3,386,653	$3,593,332

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$372,999	$432,209
Contingent and deferred acquisition payments	2,148	4,224
Accounts payable	90,120	71,833
Accrued expenses and other current liabilities	222,340	199,254
Deferred revenue	240,742	249,484
Current liabilities of discontinued operations	—	29,138
Total current liabilities	928,349	986,142

Long-term debt	494,925	1,104,464
Deferred revenue, net of current portion	108,317	98,696
Deferred tax liabilities	12,019	70,116
Operating lease liabilities	85,290	103,996
Other liabilities	77,781	64,597
Long-term liabilities of discontinued operations	—	21,388
Total liabilities	1,706,681	2,449,399

Mezzanine Equity	45,038	—

Stockholders' equity	1,634,934	1,143,933
Total liabilities and stockholders' equity	$3,386,653	$3,593,332

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2021

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss from continuing operations	$(10,793)	$(32,442)	$(17,372)	$(13,040)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	9,170	8,186	33,708	30,538
Amortization	12,885	19,464	59,332	65,241
Stock-based compensation	38,940	34,595	143,376	129,618
Non-cash interest expense	4,510	12,171	37,997	49,440
Deferred tax provision (benefit)	2,554	10,392	(2,911)	(47,892)
Loss on extinguishment of debt	2,207	—	19,261	18,656
Other	1,206	(156)	6,709	3,697
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(16,403)	16,880	(12,114)	32,536
Prepaid expenses and other assets	(11,014)	(12,066)	(39,101)	(8,853)
Accounts payable	4,750	6,457	20,558	(7,169)
Accrued expenses and other liabilities	16,071	(922)	(949)	(81,454)
Deferred revenue	(3,226)	(122)	(9,317)	21,293
Net cash provided by operating activities - continuing operations	50,857	62,437	239,177	192,611
Net cash (used in) provided by operating activities - discontinued operations	(679)	18,414	8,462	61,953
Net cash provided by operating activities	50,178	80,851	247,639	254,564
Cash flows from investing activities:
Capital expenditures	(11,708)	(15,747)	(56,514)	(61,297)
Proceeds from disposition businesses, net of transaction fees	—	150	9,885	150
Purchases of marketable securities and other investments	—	(22,029)	(78,485)	(180,005)
Proceeds from sales and maturities of marketable securities and other investments	42,975	23,150	127,378	313,734
Payments for business and asset acquisitions, net of cash acquired	—	(1,000)	(45,425)	(1,000)
Other	(146)	(227)	732	1,147
Net cash provided by (used in) provided by investing activities	31,121	(15,703)	(42,429)	72,729
Cash flows from financing activities:
Repurchase and redemption of debt	(108,289)	—	(230,076)	(513,642)
Net distribution from Cerence upon the spin-off	—	—	—	139,090
Payments for repurchase of common stock	—	1	—	(169,217)
Proceeds from issuance of common stock from employee stock plans	8,700	7,636	17,068	14,840
Proceeds from the revolving credit facility	—	—	—	230,000
Repayment of the revolving credit facility	—	—	—	(230,000)
Payments for taxes related to net share settlement of equity awards	(29,472)	(14,088)	(104,368)	(54,056)
Other financing activities	(741)	(382)	(5,364)	(3,222)
Net cash used in financing activities	(129,802)	(6,833)	(322,740)	(586,207)
Effects of exchange rate changes on cash and cash equivalents	53	2,363	3,604	(814)
Net (decrease) increase in cash and cash equivalents	(48,450)	60,678	(113,926)	(259,728)
Cash and cash equivalents at beginning of period	235,757	240,555	301,233	560,961
Cash and cash equivalents at end of period	$187,307	$301,233	$187,307	$301,233

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2021

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020

GAAP revenues	$333,067	$307,739	$1,362,379	$1,283,792
Acquisition-related revenue adjustments: hosting and professional services	—	—	—	301
Non-GAAP revenues	$333,067	$307,739	$1,362,379	$1,284,093

GAAP cost of revenues	$140,646	$126,941	$528,991	$521,004
Cost of revenues from amortization of intangible assets	(5,247)	(8,073)	(19,696)	(27,577)
Cost of revenues adjustments: hosting and professional services (1)	(7,292)	(6,162)	(27,024)	(22,687)
Cost of revenues adjustments: product and licensing (1)	(131)	(127)	(411)	(509)
Cost of revenues adjustments: maintenance and support (1)	(249)	(457)	(1,517)	(1,657)
Cost of revenues adjustments: other	—	(1)	—	(3)
Non-GAAP cost of revenues	$127,727	$112,121	$480,343	$468,571

GAAP gross profit	$192,421	$180,798	$833,388	$762,788
Gross profit adjustments	12,919	14,820	48,648	52,734
Non-GAAP gross profit	$205,340	$195,618	$882,036	$815,522

GAAP income (loss) from operations	$6,491	$(459)	$82,719	$58,650
Gross profit adjustments	12,919	14,820	48,648	52,734
Research and development (1)	10,581	8,603	36,983	33,877
Sales and marketing (1)	10,267	9,017	36,742	31,842
General and administrative (1)	10,420	10,229	40,699	39,046
Acquisition-related costs, net	1,041	(721)	3,734	2,935
Amortization of intangible assets	7,638	11,391	39,636	37,664
Restructuring and other charges, net	7,951	2,783	36,243	17,513
Other	(24,579)	3,293	(22,122)	3,941
Non-GAAP income from operations	$42,729	$58,956	$303,282	$278,202

GAAP loss before income taxes	$(8,089)	$(23,105)	$(11,964)	$(43,908)
Gross profit adjustments	12,919	14,820	48,648	52,734
Research and development (1)	10,581	8,603	36,983	33,877
Sales and marketing (1)	10,267	9,017	36,742	31,842
General and administrative (1)	10,420	10,229	40,699	39,046
Acquisition-related costs, net	1,041	(721)	3,734	2,935
Amortization of intangible assets	7,638	11,391	39,636	37,664
Restructuring and other charges, net	7,951	2,783	36,243	17,513
Non-cash interest expense	4,510	12,171	37,997	49,440
Loss on extinguishment of debt	2,207	—	19,261	18,656
Other	(24,592)	3,188	(21,484)	1,951
Non-GAAP income before income taxes	$34,853	$48,376	$266,495	$241,750

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2021

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020

GAAP provision (benefit) for income taxes	$2,704	$9,337	$5,408	$(30,868)
Income tax effect of non-GAAP adjustments	8,145	11,621	57,339	51,024
Removal of valuation allowance and other items	(7,587)	(9,866)	(20,965)	26,851
Removal of discrete items	2,743	(4,843)	18,176	2,718
Non-GAAP provision for income taxes	$6,005	$6,249	$59,958	$49,725

GAAP net loss from continuing operations	$(10,793)	$(32,442)	$(17,372)	$(13,040)
Acquisition-related adjustment - revenues (2)	—	—	—	301
Acquisition-related costs, net	1,041	(721)	3,734	2,935
Cost of revenue from amortization of intangible assets	5,247	8,073	19,696	27,577
Amortization of intangible assets	7,638	11,391	39,636	37,664
Restructuring and other charges, net	7,951	2,783	36,243	17,513
Stock-based compensation (1)	38,940	34,595	143,376	129,618
Non-cash interest expense	4,510	12,171	37,997	49,440
Loss on extinguishment of debt	2,207	—	19,261	18,656
Adjustment to income tax expense	(3,301)	3,088	(54,550)	(80,593)
Other	(24,592)	3,189	(21,484)	1,954
Non-GAAP net income	$28,848	$42,127	$206,537	$192,025

Non-GAAP diluted net income per share	$0.09	$0.14	$0.64	$0.66

Diluted weighted average common shares outstanding	334,897	303,689	321,576	291,994

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2021

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
(1) Stock-based compensation
Cost of hosting and professional services	$7,292	$6,162	$27,024	$22,687
Cost of product and licensing	131	127	411	509
Cost of maintenance and support	249	457	1,517	1,657
Research and development	10,581	8,603	36,983	33,877
Sales and marketing	10,267	9,017	36,742	31,842
General and administrative	10,420	10,229	40,699	39,046
Total	$38,940	$34,595	$143,376	$129,618

(2) Acquisition-related revenue
Acquisition-related revenue adjustments	$—	$—	$—	$301
Total	$—	$—	$—	$301

© 2021 Nuance Communications, Inc. All rights reserved